UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 29, 2015

Date of Report (Date of earliest event reported)

FWF HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-176587	47-1405387
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Stiftstr 32, 20099 Hamburg, Germany
(Address of principal executive offices)	(Zip Code)

(800) 873-0694

Registrant's telephone number, including area code

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

On July 31, 2015, the Board of Directors of FWF Holdings, Inc., a Nevada corporation (the "Company") determined that as a result of the business activity described below, the Company has ceased to be a shell company as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

1. On April 29, 2015, the Company entered into that certain commercial agreement (the "Agreement") with Alimentos Kamuk Internacional (Costa Rica) S.A. ("AKI"), pursuant to which the Company agreed to purchase hot sauce manufactured by AKI (the "Hot Sauce").

2. The Company has placed an initial product order with AKI and expects delivery by the end of August 2015.

3. The Company has engaged I to I Logistics, Inc. to store and ship its product.

4. Management and certain representatives of the Company are planning on attending '"The Fancy Food Show" in San Francisco, California, January 2016 and "The National Fiery Foods & Barbeque Show" in Albuquerque, New Mexico.

5. The Company's product website is currently under development with the assistance of Go Daddy website team. Schedule completion date is anticipated end of August 2015.

6. Lastly, the Company has designed its product logo, which was developed by Deluxe in association with Logomojo Design Inc.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FWF HOLDINGS INC.

DATE: August 3, 2015	By:	/s/ Nami Shams
Nami Shams
President/Chief Executive Officer